Exhibit 99.1
Designer Brands Inc. Reports Third Quarter 2025 Financial Results
Generated diluted earnings per share ("EPS") of $0.35 and adjusted diluted EPS of $0.38, both up over 40% compared to the same period last year
Delivered 210-basis point improvement in gross margin over the same period last year
Fiscal 2025 adjusted operating income expected to be in range of $50.0 million to $55.0 million

COLUMBUS, Ohio, December 9, 2025 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the third quarter ended November 1, 2025.

"Our third quarter performance represents another meaningful step forward in our transformation, as we demonstrated continued sequential improvement across multiple financial and operating metrics," stated Doug Howe, Chief Executive Officer. "Stronger consumer demand and improved in-store execution drove improved comparable sales in the third quarter compared to the second quarter. Our team also delivered a meaningful increase in gross profit and diligently managed expenses, which helped drive an increase in operating income over last year."

Howe continued, "I'm encouraged that this positive momentum has extended into the early part of the fourth quarter, reinforcing the progress of our strategic initiatives and positioning us well as we close out the year. While macroeconomic pressures persist, we are confident in our ability to navigate the near-term environment and continue making progress on our long-term strategies."

Third Quarter Operating Results (Unless otherwise stated, all comparisons are to the third quarter of 2024)
•Net sales decreased 3.2% to $752.4 million.
•Total comparable sales decreased by 2.4%.
•Gross profit increased to $339.6 million versus $333.8 million last year, and gross margin was 45.1% compared to 43.0% last year.
•Reported net income attributable to Designer Brands Inc. was $18.2 million, or diluted EPS of $0.35.
•Adjusted net income was $19.6 million, or adjusted diluted EPS of $0.38.

Liquidity
•Cash and cash equivalents totaled $51.4 million at the end of the third quarter of 2025, compared to $36.2 million at the end of the same period last year, with $166.9 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $469.8 million at the end of the third quarter of 2025 compared to $536.3 million at the end of the same period last year.
•The Company ended the third quarter with inventories of $620.0 million compared to $637.0 million at the end of the same period last year.

Return to Shareholders
A dividend of $0.05 per share for both Class A and Class B common shares will be paid on December 19, 2025 to shareholders of record at the close of business on December 5, 2025.

Store Count

(square footage in thousands)	November 1, 2025		November 2, 2024
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	497	9,759	496	9,784
Canada Retail segment:
The Shoe Co. stores	120	612	125	638
Rubino stores	28	147	28	149
DSW stores	27	528	26	511
	175	1,287	179	1,298
Total number of stores	672	11,046	675	11,082

Fiscal 2025 Financial Outlook
The Company expects the following for fiscal 2025:

Metric	2025 Guidance
Designer Brands Net Sales	Down 3% - 5%
Adjusted Operating Profit	$50.0 million - $55.0 million
Adjusted Income Tax Expense	$8.0 million - $10.0 million

Forward-looking adjusted operating income excludes potential charges or gains that may be recorded during the fiscal year, including among other things restructuring costs, including severance charges, and impairment charges. Forward-looking adjusted income tax expense excludes the net tax impact of such items and the potential change in the valuation allowance on deferred tax assets. A reconciliation of these forward-looking non-GAAP amounts to the comparable GAAP measure is not provided, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items are uncertain and could have a substantial impact on GAAP measures of our financial performance. For additional information regarding the use of non-GAAP measures, refer to the Non-GAAP Measures section below.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 7491258 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/GvlLzdE2OoM

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until December 23, 2025. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 2491453
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 670 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than twelve million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "guidance," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, new or increased tariffs and other barriers to trade, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute on our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; our ability to successfully and efficiently integrate acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2025 or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$610,462	77.3%	$615,495	75.9%	$(5,033)	(0.8)%
Canada Retail	77,279	9.8%	83,504	10.3%	(6,225)	(7.5)%
Brand Portfolio	101,923	12.9%	111,492	13.8%	(9,569)	(8.6)%
Total segment net sales	789,664	100.0%	810,491	100.0%	(20,827)	(2.6)%
Elimination of intersegment net sales	(37,253)		(33,297)		(3,956)	11.9%
Consolidated net sales	$752,411		$777,194		$(24,783)	(3.2)%

	Nine months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$1,794,628	79.0%	$1,878,556	78.1%	$(83,928)	(4.5)%
Canada Retail	206,261	9.1%	213,813	8.9%	(7,552)	(3.5)%
Brand Portfolio	270,978	11.9%	311,615	13.0%	(40,637)	(13.0)%
Total segment net sales	2,271,867	100.0%	2,403,984	100.0%	(132,117)	(5.5)%
Elimination of intersegment net sales	(92,785)		(108,294)		15,509	(14.3)%
Consolidated net sales	$2,179,082		$2,295,690		$(116,608)	(5.1)%

Comparable Sales
	Three months ended		Nine months ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Change in comparable sales:
U.S. Retail segment	(1.5)%	(2.8)%	(4.6)%	(2.1)%
Canada Retail segment	(6.6)%	(4.6)%	(5.2)%	(4.2)%
Brand Portfolio segment - direct-to-consumer channel	(21.5)%	(7.5)%	(25.9)%	(5.8)%
Total	(2.4)%	(3.1)%	(5.1)%	(2.3)%

Gross Profit
	Three months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$275,635	45.2%	$264,384	43.0%	$11,251	4.3%	220
Canada Retail	34,340	44.4%	37,181	44.5%	(2,841)	(7.6)%	(10)
Brand Portfolio	28,968	28.4%	31,313	28.1%	(2,345)	(7.5)%	30
Total segment gross profit	338,943	42.9%	332,878	41.1%	6,065	1.8%	180
Net recognition of intersegment gross profit	676		937		(261)
Consolidated gross profit	$339,619	45.1%	$333,815	43.0%	$5,804	1.7%	210

	Nine months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$782,953	43.6%	$821,708	43.7%	$(38,755)	(4.7)%	(10)
Canada Retail	94,694	45.9%	98,642	46.1%	(3,948)	(4.0)%	(20)
Brand Portfolio	74,147	27.4%	91,425	29.3%	(17,278)	(18.9)%	(190)
Total segment gross profit	951,794	41.9%	1,011,775	42.1%	(59,981)	(5.9)%	(20)
Net recognition (elimination) of intersegment gross profit	5,884		(8,400)		14,284
Consolidated gross profit	$957,678	43.9%	$1,003,375	43.7%	$(45,697)	(4.6)%	20

Intersegment Eliminations
	Three months ended
(in thousands)	November 1, 2025	November 2, 2024
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(37,253)	$(33,297)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	28,929	23,823
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	9,000	10,411
	$676	$937

	Nine months ended
(in thousands)	November 1, 2025	November 2, 2024
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(92,785)	$(108,294)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	68,528	76,090
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	30,141	23,804
	$5,884	$(8,400)

Operating Profit
	Three months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit:
U.S. Retail	$66,202	10.8%	$60,507	9.8%	$5,695	9.4%	100
Canada Retail	6,756	8.7%	10,478	12.5%	(3,722)	(35.5)%	(380)
Brand Portfolio	8,256	8.1%	7,747	6.9%	509	6.6%	120
Total segment operating profit	81,214	10.3%	78,732	9.7%	2,482	3.2%	60
Corporate/eliminations	(38,551)		(55,916)		17,365	(31.1)%
Consolidated operating profit	$42,663	5.7%	$22,816	2.9%	$19,847	87.0%	280

	Nine months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit:
U.S. Retail	$166,021	9.3%	$202,281	10.8%	$(36,260)	(17.9)%	(150)
Canada Retail	15,619	7.6%	22,698	10.6%	(7,079)	(31.2)%	(300)
Brand Portfolio	7,241	2.7%	7,650	2.5%	(409)	(5.3)%	20
Total segment operating profit	188,881	8.3%	232,629	9.7%	(43,748)	(18.8)%	(140)
Corporate/eliminations	(126,897)		(171,842)		44,945	(26.2)%
Consolidated operating profit	$61,984	2.8%	$60,787	2.6%	$1,197	2.0%	20

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net sales	$752,411	$777,194	$2,179,082	$2,295,690
Cost of sales	(412,792)	(443,379)	(1,221,404)	(1,292,315)
Gross profit	339,619	333,815	957,678	1,003,375
Operating expenses	(300,056)	(296,827)	(899,380)	(933,851)
Income from equity investments	3,100	3,584	8,105	9,019
Impairment charges	—	(17,756)	(4,419)	(17,756)
Operating profit	42,663	22,816	61,984	60,787
Interest expense, net	(11,420)	(11,565)	(34,955)	(34,161)
Non-operating expenses, net	(34)	(260)	(104)	(512)
Income before income taxes	31,209	10,991	26,925	26,114
Income tax benefit (provision)	(11,891)	2,223	(13,462)	2,067
Net income	19,318	13,214	13,463	28,181
Net income attributable to redeemable noncontrolling interest	(1,103)	(202)	(1,845)	(562)
Net income attributable to Designer Brands Inc.	$18,215	$13,012	$11,618	$27,619
Diluted earnings per share attributable to Designer Brands Inc.	$0.35	$0.24	$0.23	$0.48
Weighted average diluted shares	51,532	53,486	49,998	57,116

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	November 1, 2025	February 1, 2025	November 2, 2024
ASSETS
Current assets:
Cash and cash equivalents	$51,352	$44,752	$36,227
Receivables, net	64,376	50,371	70,570
Inventories	620,008	599,751	637,012
Prepaid expenses and other current assets	36,623	39,950	56,864
Total current assets	772,359	734,824	800,673
Property and equipment, net	221,081	208,199	212,206
Operating lease assets	701,895	701,621	707,544
Goodwill	130,607	130,386	130,649
Intangible assets, net	81,090	84,639	85,854
Deferred tax assets	37,672	43,324	39,656
Equity investments	59,940	56,761	53,358
Other assets	48,345	49,470	50,824
Total assets	$2,052,989	$2,009,224	$2,080,764
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$249,421	$271,524	$238,040
Accrued expenses	180,580	152,153	167,601
Current maturities of long-term debt	6,750	6,750	6,750
Current operating lease liabilities	173,510	159,924	155,220
Total current liabilities	610,261	590,351	567,611
Long-term debt	463,089	484,285	529,551
Non-current operating lease liabilities	628,084	635,076	644,303
Other non-current liabilities	48,671	17,737	17,521
Total liabilities	1,750,105	1,727,449	1,758,986
Redeemable noncontrolling interest	4,317	3,284	3,272
Total shareholders' equity	298,567	278,491	318,506
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,052,989	$2,009,224	$2,080,764

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Operating expenses	$(300,056)	$(296,827)	$(899,380)	$(933,851)
Non-GAAP adjustments:
Restructuring and integration costs	3,796	2,936	9,883	10,114
Acquisition-related costs	—	82	—	2,154
Total non-GAAP adjustments	3,796	3,018	9,883	12,268
Adjusted operating expenses	$(296,260)	$(293,809)	$(889,497)	$(921,583)
Operating profit	$42,663	$22,816	$61,984	$60,787
Non-GAAP adjustments:
Restructuring and integration costs	3,796	2,936	9,883	10,114
Acquisition-related costs	—	82	—	2,154
Impairment charges	—	17,756	4,419	17,756
Total non-GAAP adjustments	3,796	20,774	14,302	30,024
Adjusted operating profit	$46,459	$43,590	$76,286	$90,811
Net income attributable to Designer Brands Inc.	$18,215	$13,012	$11,618	$27,619
Non-GAAP adjustments:
Restructuring and integration costs	3,796	2,936	9,883	10,114
Acquisition-related costs	—	82	—	2,154
Impairment charges	—	17,756	4,419	17,756
Foreign currency transaction losses	34	260	104	512
Total non-GAAP adjustments before tax effect	3,830	21,034	14,406	30,536
Tax effect on above non-GAAP adjustments	(4,373)	(19,478)	(4,116)	(22,025)
Valuation allowance change on deferred tax assets	844	(306)	74	(348)
Total non-GAAP adjustments, after tax	301	1,250	10,364	8,163
Net income attributable to redeemable noncontrolling interest	1,103	202	1,845	562
Adjusted net income	$19,619	$14,464	$23,827	$36,344
Diluted earnings per share	$0.35	$0.24	$0.23	$0.48
Adjusted diluted earnings per share	$0.38	$0.27	$0.48	$0.64

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted income tax, adjusted net income, and adjusted diluted earnings per share, which may be shown in the table above. These measures adjust for the effects of: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses; (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com